         As filed with the Securities and Exchange Commission on August 24, 2001
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                 _______________

                               CURON MEDICAL, INC.
             (Exact name of Registrant as specified in its charter)
                                 _______________

                  Delaware                                    77-0470324
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                   Identification Number)

                                735 Palomar Ave.
                               Sunnyvale, CA 94085
                                 (408) 733-9910
   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                 _______________


                        2000 Employee Stock Purchase Plan
                                 2000 Stock Plan
                            (Full title of the plans)
                                 _______________


                                 John W. Morgan
                      Chief Executive Officer and President
                               Curon Medical, Inc.
                                735 Palomar Ave.
                               Sunnyvale, CA 94085
                                 (408) 733-9910
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 _______________

                                    Copy to:
                               David J. Saul, Esq.
                            Philip H. Oettinger, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (650) 493-9300
                                 _______________



================================================================================

                                               CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                      Proposed           Proposed
                                                                      Maximum            Maximum
                                            Maximum Amount            Offering           Aggregate            Amount of
         Title of Securities to                 to be                  Price             Offering            Registration
             be Registered                    Registered             Per Share            Price                  Fee
----------------------------------------------------------------------------------------------------------------------------

Common Stock
  $0.001 par value .................      957,913 shares (1)          $2.26 (2)         $2,164,883.38          $541.22

Common Stock
  $0.001 par value .................      285,000 shares (3)          $1.92 (4)         $  547,200.00          $136.80

TOTAL:                                  1,242,913 shares                                $2,712,083.38          $678.02



(1) This subtotal represents an increase in the number of shares authorized under the 2000 Stock Plan.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported in the Nasdaq Stock Market on August 21, 2001.

(3) This subtotal represents an increase in the number of shares authorized under the 2000 Employee Stock Purchase Plan.

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported by The Nasdaq National Market on August 21, 2001. Pursuant to the 2000 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date (as defined in such Plan), whichever is lower.

                               CURON MEDICAL, INC.
                       REGISTRATION STATEMENT ON FORM S-8

   STATEMENT UNDER GENERAL INSTRUCTION E-REGISTRATION OF ADDITIONAL SECURITIES

The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-47072) (the "Previous Form S-8") on September, 29, 2000, in connection with the 2000 Stock Plan and the 2000 Employee Stock Purchase Plan (collectively the "Plans"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Plans. Accordingly, the contents of the Previous Form S-8, including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 3.  Incorporation by Reference.
         ---------------------------

         There is hereby incorporated by reference in this Registration
Statement:

             - The Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange
                      Act) on April 2, 2001;

             - The Form 10-Q for the quarter ended June 30, 2001, filed pursuant to Section 13 of the Securities and Exchange Act on August 14, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------

         Exhibit
         Number                         Description
         ------ --------------------------------------------------------------
          5.1    Opinion of counsel as to the legality of securities being
                 registered.
         10.3*   2000 Employee Stock Purchase Plan.
         10.8*   2000 Stock Plan.
         23.1    Consent of PricewaterhouseCoopers, LLP, Independent Auditors.
         23.2    Consent of counsel (contained in Exhibit 5.1).
         24.1    Power of Attorney (see page II-2).


* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-1 (file no. 333-37866), and as declared effective on September 21, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 24th day of August, 2001.

                                 CURON MEDICAL, INC.

                                 By: /s/ John W. Morgan
                                   ---------------------------------------------
                                   John W. Morgan, Chief Executive Officer and
                                   President (Principal Executive Officer)



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Morgan and Alistair F. McLaren, jointly and severally, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                             Title                              Date
-----------------------------   ----------------------------------------    ------------------
/s/  John W. Morgan             Chief Executive Officer, President and
 ----------------------------   Director (Principal Executive Officer)       August 24, 2001
     John W. Morgan

                                Chief Financial Officer and Vice
/s/  Alistair F. McLaren        President, Finance and Administration        August 24, 2001
-----------------------------   (Principal Financial Officer)
     Alistair F. McLaren

/s/  Michael Berman
-----------------------------   Director                                     August 24, 2001
     Michael Berman

/s/  Fred L. Brown
-----------------------------   Director                                     August 24, 2001
     Fred L. Brown

/s/  David I. Fann
-----------------------------   Director                                     August 24, 2001
     David I. Fann

/s/  Alan L. Kaganov
-----------------------------   Director                                     August 24, 2001
     Alan L. Kaganov

/s/  Robert F. Kuhling, Jr
-----------------------------   Director                                     August 24, 2001
     Robert F. Kuhling, Jr.

                                      II-2